Exhibit 10.2

Personal & Confidential

September 23, 2022

Re:     KEIP Participation

Dear :

    In light of your past and future contributions to Revlon, Inc. (the “Company”), we would like to offer you an incentive award under the Company’s 2022 Key Employee Incentive Plan (the “Plan”). The Plan provides incentive compensation to key management personnel of the Company and its subsidiaries, in order to incentivize extraordinary efforts to execute the strategic objectives of the Company in the manner most beneficial to the Company and its stakeholders. This letter (this “Award Letter”) sets forth our agreement regarding your participation in the Plan, and the terms and conditions of your participation therein. Capitalized terms used but not defined in this Award Letter have the meanings given to such terms in the Plan.

    For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you and the Company hereby agree that you are designated as a Participant in the Plan.

Your Target KEIP Opportunity is $[●]. The tables included on Exhibit A attached hereto set forth the threshold, target and maximum amounts of your Quarterly Payment with respect to each Metric for each Fiscal Quarter, and the aggregate threshold, target and maximum amounts of your Quarterly Payments for each Performance Period and for both Performance Periods in total.

The actual amount of each Quarterly Payment will be determined based on the level of achievement of the Quarterly Goal for the Fiscal Quarter, and may range from 50% to 100% of the target amount of the Quarterly Payment for each Fiscal Quarter in the 2022 Performance Period, provided that the threshold is achieved, and from 50% to 150% of the target amount of the Quarterly Payment for each Fiscal Quarter in the 2023 Performance Period, provided that the threshold is achieved. No payment will be made if the threshold is not achieved. The Quarterly Goals for the 2022 Performance Period are set forth in Appendix B to the Plan. The Quarterly Goals for the 2023 Performance Period will be determined in accordance with Appendix B to the Plan.

You may also be eligible for Catch Up Payments with respect to a Metric. The actual amount of each Catch Up Payment will be determined based on the level of achievement of the Catch Up Goal for the Performance Period, as reduced by any Quarterly Payments with respect to the Metric that you receive for the Performance Period. The Catch Up Goals for the 2022 Performance Period are set forth in Appendix C to the Plan. The Catch Up Goals for the 2023 Performance Period will be determined in accordance with Appendix C to the Plan.

Upon termination of your Continuous Service for any reason other than a Qualifying Termination, you will forfeit your eligibility to receive any KEIP Payments with respect to any Fiscal Quarter that ends after such termination. In addition, if such resignation or termination for any reason other than a Qualifying Termination occurs prior to December 31, 2023 (or, if earlier, the Confirmation Date), you will be required to repay to the Company 50% of the aggregate amount of any KEIP Payments previously paid to you, net of any taxes withheld on your behalf or, subject to your timely submission of appropriate documentation to the Company, paid or payable by you with respect to such KEIP Payments; provided in no case will the amount of taxes that are netted from the repayment obligation exceed those paid based on your applicable tax rate. This repayment will be due no later than 30 days following such resignation or termination.
Each KEIP Payment is subject to the terms and conditions of the Plan, a copy of which is enclosed. Please read the Plan document carefully. The Plan and this Award Letter constitute the entire agreement between the parties and supersede all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of your award. By signing this Award Letter, you acknowledge and agree that your participation in the Plan and entitlement to earn any KEIP Payment hereunder supersedes your entitlement to your annual short-term bonus opportunity for 2022, including any guarantees and to any equity or equity-based compensation granted to you in 2022 and, consequently, that any equity or equity-based compensation granted to you in 2022 is hereby forfeited for no additional consideration. In the event of a conflict between the terms of this Award Letter and the Plan, and except as otherwise set forth in this Award Letter, the terms of the Plan shall govern.
Notwithstanding any disclosure by the Company of the fact or content of this Award Letter, whether in whole or in part, you hereby covenant and agree that you shall keep confidential this Award Letter and the terms hereof, including your eligibility for the KEIP Payments and the amounts thereof, except as required by applicable law. Notwithstanding the foregoing, you may disclose to your attorney, your spouse, and your tax and financial advisors the fact and content of this Award Letter.

[remainder of page intentionally left blank]

Thank you for being part of our team and for your contribution to the Company’s success.

Sincerely yours,

Revlon, Inc.
By: _____________
Name: Ely Bar-Ness
Title: Chief Human Resources Officer

Accepted and Agreed:

____________________

__________________
Date:

Exhibit A

Threshold Quarterly Payment
Fiscal Quarters Ending / Performance Periods	Tested Recurring EBITDA ($)	Tested Cumulative Operating Net Cash Flow ($)	Tested Net Sales ($)	Total (All Metrics) ($)
September 30, 2022
December 31, 2022
2022 Performance Period
March 31, 2023
June 30, 2023
September 30, 2023
December 31, 2023
2023 Performance Period
Both Performance Periods

Doc#: US1:16136657v24

Target Quarterly Payment
Fiscal Quarters Ending / Performance Periods	Tested Recurring EBITDA ($)	Tested Cumulative Operating Net Cash Flow ($)	Tested Net Sales ($)	Total (All Metrics) ($)
September 30, 2022
December 31, 2022
2022 Performance Period
March 31, 2023
June 30, 2023
September 30, 2023
December 31, 2023
2023 Performance Period
Both Performance Periods

Doc#: US1:16136657v24

Maximum Quarterly Payment
Fiscal Quarters Ending / Performance Periods	Tested Recurring EBITDA ($)	Tested Cumulative Operating Net Cash Flow ($)	Tested Net Sales ($)	Total (All Metrics) ($)
September 30, 2022
December 31, 2022
2022 Performance Period[1]
March 31, 2023
June 30, 2023
September 30, 2023
December 31, 2023
2023 Performance Period
Both Performance Periods

1 The amount in the Maximum Quarterly Payment Chart for the 2022 Performance Period is equal to the Target Quarterly Payment Amount for the 2022 Performance Period.

Doc#: US1:16136657v24